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                                                                      EXHIBIT 5

Core Laboratories N.V.
c/o Core Laboratories, Inc.
5295 Hollister Road
Houston, Texas 77040
U.S.A.

Attn.:  John D. Denson, Esq.

Rotterdam, 20 November 1997

Direct Lines:
Telephone: 010 - 2240371
Facsimile: 010 - 2240006

Dear Sirs,

Re:  Core Laboratories N.V. ("the Company")

At your request we have, as your legal counsel in The Netherlands, advised on matters of Netherlands law in connection with (i) the registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 800,000 Common Shares in the capital of the Company ("Common Shares"), each such shares with a par value of NLG 0.03, issuable pursuant to an amendment to the Core Laboratories N.V. 1995 Long-Term Incentive Plan (the "Incentive Plan Amendment") and (ii) the registration statement on Form S-8 to be filed by the Company with the Commission in connection with the registration under the Securities Act of 50,000 Common Shares issuable pursuant to an amendment to the Core Laboratories N.V. 1995 Nonemployee Director Stock Option Plan (the "Nonemployee Director Plan Amendment") (such registration statements being hereinafter collectively referred to as "Registration Statements").

Capitalized terms used but not defined herein shall have the same meanings as in the Registration Statements.

For the purpose of this opinion, we have examined and relied only on the following documents:

(a)  faxed copies of the Registration Statements; and

(b)  copies of the following documents in relation to the Company:

     1. the deed of incorporation of the Company as a private company with limited liability under Netherlands law ("besloten vennootschap met beperkte aansprakelijkheid") under the name of Core Holdings B.V. with its corporate seat at Amsterdam, The Netherlands, dated 8 August 1994, incorporating the articles of association ("statuten") of the Company;
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     2.   a notarial deed providing for the amendment of the articles of association of the Company, dated 6 April 1995;

     3. a notarial deed dated 31 August 1995, providing for the conversion of the Company (following such conversion known as: "Core Laboratories N.V.") into a company limited by shares ("naamloze vennootschap") and embodying the new articles of association of the Company; and

     4. written statements from all shareholders in the Company, dated 27 July 1995, together constituting a unanimous resolution of the general meeting of shareholders of the Company in favour of the contents of the notarial deed mentioned in item 3 above and adopting the Incentive Plan and the Nonemployee Director Plan;

     5. Faxed copies of certified resolutions of the Supervisory Directors, dated 18 February 1997, constituting approval for the Incentive Plan Amendment and the Nonemployee Director Plan Amendment and a certification of the approval of such amendments by the Company's Shareholders on 29 May 1997.

The documents referred to in paragraph (b) above are hereinafter referred to as the "Certificates".

In connection with such examination and in giving this opinion, we have assumed:

     (i) the genuineness of all signatures to all Certificates, the authenticity and completeness of all Certificates submitted to us as originals, the completeness and the conformity to the original documents of all Certificates submitted to us as faxed copies or photocopies and the authenticity of such original documents;

     (ii) the due compliance with all matters of, and the validity, binding effect and enforceability of the Registration Statements under, any applicable law other than Netherlands law;

     (iii) the accuracy, validity and binding effect of the Certificates and the matters certified or evidenced thereby at the date hereof and any other relevant date;
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      (iv) that the shares to be issued by the Company have been accepted; and

      (v) that the resolutions referred to in item (b)5 above are in full force and effect.

This opinion shall be governed by and construed in accordance with Netherlands law and is given only with respect to Netherlands law in effect on the date of this opinion. We have not investigated the laws of any jurisdiction other than The Netherlands, any representations or warranties made by the parties to the Registration Statements, any matters of fact, tax law, anti-trust law or international law, including, without limitation, the law of the European Community.

Based on and subject to the foregoing, and subject to the qualifications set out below, we express the following opinion:

The shares in the capital of the Company to be issued by the Company pursuant to the Incentive Plan Amendment and the Nonemployee Director Plan Amendment, as reflected in the Registration Statements, when issued by the Company will be duly authorized and validly issued.

The opinion expressed above is subject to the following qualification:

We have assumed that any foreign law which may apply with respect to the Registration Statements or the transactions contemplated thereby would not be such as to affect the opinion expressed herein.

We consent to the inclusion of this opinion as an Exhibit to each of the Registration Statements. We further consent to all references to us in the Registration Statements, any related prospectus and any amendments or supplements thereto.



Yours faithfully,

Nauta Dutilh


C.A. Fonteijn